EXHIBIT 5.1

[Letterhead of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.]

November 18, 2008

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to IBERIABANK Corporation, a Louisiana corporation (the “Company”), in connection with the filing by the Company of a shelf Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement is being filed on the date hereof for the registration under the Securities Act of the following securities, to be offered and sold from time to time in one or more offerings by the Company:

(i)	common stock, par value $1.00 per share, of the Company;
(ii)	serial preferred stock, par value $1.00 per share, of the Company;
(iii)	depositary shares of the Company;
(iv)	rights of the Company;
(v)	warrants of the Company; and
(vi)	units of the Company (collectively, the “Securities”);

all as more fully described in the Registration Statement.

In rendering this opinion, we have reviewed (i) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (ii) certain resolutions of the Company’s Board of Directors; (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; and (v) such other proceedings, documents, and records and such questions of law as we have deemed necessary or appropriate to enable us to render this opinion.

In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other

IBERIABANK Corporation

November 18, 2008

instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

We have assumed that (i) the Securities to be offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors; (ii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iii) the Commission will have entered an appropriate order declaring effective the Registration Statement; (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase, underwriting, guarantee, or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (viii) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies; and (ix) the genuineness of all signatures and legal competence of all signatories.

With respect to the issuance and sale of any capital stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of common and/or serial preferred stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the capital stock is cash in an amount that is not less than the par value of the capital stock. We have also assumed that (i) with respect to securities being issued upon conversion of any convertible preferred stock, the applicable convertible preferred stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon exercise of any warrants, the applicable warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling, or other laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Based upon and subject to the foregoing, we are of the opinion that, when issued upon the terms and conditions set forth in the Registration Statement and upon approval of the issuance and sale of the Securities consisting of capital stock, or any portion thereof, by the Board of Directors of the Company, such Securities will be validly issued, fully paid and nonassessable.

With respect to the depositary shares, when the depositary shares have been issued and delivered in accordance with the terms authorized by the Board of Directors of the Company, and the applicable depositary agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the depositary shares will be validly issued, fully paid and non-assessable.

IBERIABANK Corporation

November 18, 2008

With respect to any rights, when the terms of the rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been daily authorized, executed and delivered by the parties thereto, and such rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, such rights will constitute valid and binding obligations of the Company.

With respect to any warrants, when (i) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of such warrants, the terms, execution and delivery of any warrant agreement relating to the warrants, the terms of the offering thereof and related maters; (ii) the warrant agreement has been duly authorized and validly executed and delivered; and (iii) such warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefore provided for therein, such warrants will constitute valid and binding obligations of the Company

With respect to any units, when the terms of the units and of their issuance and sale have been duly authorized by the Company, the applicable units have been duly authorized, executed and delivered by the parties thereto, and such units have been duly executed and delivered and issued and sold against payment of the purchase price therefore and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such units will constitute valid and binding obligations of the Company.

This opinion is delivered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is limited to matters expressly stated herein, and we are expressing no opinion beyond the matters expressly stated. The opinion is limited to the application of the laws of the State of Louisiana and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to be named in the Registration Statement under the heading “LEGAL MATTERS” and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent, Carrère and Denègre L.L.P.